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                                        RE: LEXINGTON CORPORATE PROPERTIES TRUST
                                                                  ONE PENN PLAZA
                                                                      SUITE 4015
                                                              NEW YORK, NY 10119

FOR FURTHER INFORMATION:

AT THE COMPANY:                         AT FINANCIAL RELATIONS BOARD:
T. Wilson Eglin                         Claire Koeneman        Tim Grace
Chief Executive Officer                 Analyst Inquiries      Media Inquiries
(212) 692-7200                          (312) 640-6745         (312) 640-6667

FOR IMMEDIATE RELEASE
MONDAY, NOVEMBER 20, 2006

       LEXINGTON CORPORATE PROPERTIES TRUST AND NEWKIRK REALTY TRUST, INC.
                     ANNOUNCE SHAREHOLDER APPROVAL OF MERGER

                      Merger Expected to Close by Year End

New York, NY - November 20, 2006 - Lexington Corporate Properties Trust ("Lexington") (NYSE:LXP) and Newkirk Realty Trust, Inc. (NYSE:NKT) ("Newkirk"), today announced that Lexington's common shareholders and Newkirk's voting stockholders have approved the merger proposals related to the merger of Newkirk with and into Lexington. Approximately 37.8 million, or 71.2% of the outstanding Lexington common shares, were voted in favor of the merger proposal, which represents approximately 97.5% of the votes received. Approximately 58.7 million, or 91.1% of the outstanding Newkirk voting shares, were voted in favor of the merger proposal, which represents approximately 98.7% of the votes received. The merger is expected to close by year end at which time holders of Newkirk common stock will receive 0.80 Lexington common shares in exchange for each share of Newkirk common stock.

About Lexington

Lexington is a real estate investment trust that owns and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington currently pays an annualized dividend of $1.46 per share. Additional information about Lexington is available at www.lxp.com.

About Newkirk

Newkirk Realty Trust, Inc. is a qualified real estate investment trust or REIT. Through its subsidiaries and joint ventures, Newkirk acquires, owns, and manages a portfolio of office, retail, and industrial properties. Newkirk also originates and acquires loans secured by real estate and invest in other real estate-related assets. Newkirk's executive offices are located in Jericho, New York and Boston, Massachusetts. Please visit Newkirk's web site at www.newkirkreit.com for additional information relating to its properties and tenants.

LEXINGTON CORPORATE PROPERTIES TRUST
ADD 2

Additional Information and Where to Find It

On July 23, 2006, Lexington and Newkirk entered into an agreement and plan of merger (the "Merger Agreement") that provides for the merger of Newkirk with and into Lexington. Lexington and Newkirk filed with the Securities and Exchange Commission a registration statement on Form S-4 that contains a joint proxy statement/prospectus and other documents regarding the transactions provided for in the Merger Agreement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS OF LEXINGTON AND NEWKIRK BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT LEXINGTON AND NEWKIRK AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus, and other documents filed by Lexington and Newkirk with the SEC at the SEC's website at http://www.sec.gov. The joint proxy statement/prospectus and other relevant documents may also be obtained free of charge from Lexington or Newkirk by directing such request to: Lexington Corporate Properties Trust, One Penn Plaza - Suite 4015, New York, NY 10119, 212-692-7200, Attention: Joseph S. Bonventre, or Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114-9507, 617-570-4680, Attention:
Beverly Bergman. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant material before making any investment decisions with respect to the proposed merger.

Information about Lexington, Newkirk and their respective trustees/directors and executive officers, is set forth in the respective annual proxy statements and Annual Reports on Form 10-K for Lexington and Newkirk, which can be found on the SEC's website at http://www.sec.gov. Additional information regarding the interests of those persons may be obtained by reading the joint proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's or Newkirk's control which may cause actual results, performance or achievements of Lexington or Newkirk to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in Lexington's and Newkirk's periodic filings with the Securities and Exchange Commission. Neither Lexington nor Newkirk undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's or Newkirk's expectations will be realized.


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